                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                                  -----------


                        Date of Report (Date of earliest
                        event reported) January 12, 1998


                            SONOCO PRODUCTS COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      SC                            1-11261                     57-0248420
--------------             ------------------------        -------------------
  (State of                (Commission File Number)           (IRS Employer
incorporation)                                             Identification No.)


North Second Street, Hartsville, South Carolina                 29551-0160
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   (Address of principal executive offices)                     (Zip Code)


                                 (803) 383-7000
              ---------------------------------------------------
              (Registrant's telephone number, including area code)


                                       NA
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.     Other Events.

     Sonoco Products Company announced that it has signed a letter of intent to sell the company's North American labels operations to CCL Industries Inc., of Willowdale, Ontario, for approximately $100 million (U.S.).

The all-cash sale is expected to close in the first quarter of 1998, subject to a definitive agreement and regulatory approval. Sonoco's North American labels business, acquired in the October 1993 acquisition of Engraph, Inc., had 1997 sales of approximately $146 million (U.S.) from seven labels facilities in the United States, one in Mexico, and one in Puerto Rico.

In addition, Sonoco said it is investigating the sale of several smaller businesses also acquired in the 1993 Engraph acquisition and also purchased subsequently by Engraph. Combined 1997 sales for these businesses were approximately $87 million. Sonoco's flexible packaging business, also acquired from Engraph, is not for sale. Sonoco sold its screen printing business, also acquired in the original Engraph acquisition, in the first quarter of 1997.

The company announced in December that it signed a letter of intent to sell its industrial containers business to Greif Brothers Corporation for approximately $225 million and its intent to repurchase, from time to time, up to $150 million of its common stock at prevailing market prices.

The anticipated proceeds on the sales of the North American labels operations and other smaller Engraph businesses will be substantially less than the book value of the net assets. Accordingly, in compliance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", a one-time after-tax loss of approximately $175 million will be recognized in the fourth quarter of 1997. This loss will negatively impact Sonoco's 1997 fully diluted earnings per share by approximately $(1.79). The sale of the industrial containers business should produce a one-time after-tax gain in the first quarter of 1998 of about $55 million, or $0.56 per share.

Net cash proceeds of approximately $330 million are expected from the sales, of which $150 million will be used for the stock repurchase program and $180 million for debt reduction and other corporate purposes.
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The net accretion from the stock buyback, the sales of the Company's labels and containers businesses and the other proposed sales should add about $.05 per share on an annualized basis to Sonoco's earnings beginning in 1998.

Sonoco's decision to sell the labels and industrial containers businesses is based on the conclusion that neither of these businesses fit the Company's long-term strategic objectives and that its shareholders will be better served if Sonoco's resources are concentrated on its other businesses that meet its strategic criteria.








                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SONOCO PRODUCTS COMPANY



                                   By  /s/ F.T. Hill, Jr.
                                       ----------------------------------
                                       Name: F.T. Hill, Jr.
                                       Title: Vice President and
                                              Chief Financial Officer


Date: January 21, 1998